EXHIBIT 10.1

William Lyon Homes, Inc.

Loan No. 906-0100

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

This Agreement for Eighth Modification of Deeds of Trust and Other Loan Instruments (this “Eighth Modification”) is made as of October 14, 2005 by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”) and GUARANTY BANK, a federal savings bank organized and existing under the laws of the United States (formerly known as “Guaranty Federal Bank, F.S.B.”) (“Lender”), and effective upon recordation of the Eighth Memorandum (as defined below) against each Deed of Trust (as defined below) encumbering each Property, subject to Section 2 of this Eighth Modification, with reference to the following facts:

A. Borrower and Lender entered into a Master Loan Agreement (the “Loan Agreement”) dated August 31, 2000, which provides for a loan of FIFTY-FIVE MILLION DOLLARS ($55,000,000.00) (the “Original Loan Amount”) to Borrower on the terms and conditions specified therein. The Loan is evidenced and secured by a revolving promissory note and other loan instruments (collectively, the “Loan Instruments”). The Loan Instruments, each executed by Lender and Borrower, were modified by:

(i)	that certain Agreement for First Modification of Deeds of Trust and Other Loan Instruments dated June 8, 2001 (“First Modification”);

(ii)	that certain Agreement For Second Modification of Deeds of Trust and Other Loan Instruments dated July 23, 2001 (“Second Modification”);

(iii)	that certain Agreement for Third Modification of Deeds of Trust and Other Loan Instruments dated December 19, 2001, (“Third Modification”);

(iv)	that certain Agreement for Fourth Modification of Deeds of Trust and Other Loan Instruments dated May 29, 2002 (“Fourth Modification”);

(v)	that certain Agreement for Fifth Modification of Deeds of Trust and Other Loan Instruments dated June 6, 2003 (“Fifth Modification”);

(vi)	that certain Agreement for Sixth Modification of Deeds of Trust and Other Loan Instruments dated November 14, 2003 (“Sixth Modification”); and

(vii)	that certain Agreement for Seventh Modification of Deeds of Trust and Loan Instruments dated October 6, 2004.

Pursuant to the terms and provisions of the First Modification, the Original Loan Amount was increased, as evidenced by a certain Amended and Restated Revolving Promissory Note executed by Borrower for the benefit of lender and dated June 8, 2001 to the maximum principal amount of SIXTY-FIVE MILLION DOLLARS ($65,000,000.00). Pursuant to the terms and provisions of the Fourth Modification, the Loan was increased, as evidenced by a certain Amended and Restated Revolving Promissory Note executed by Borrower for the benefit of Lender and dated May 29, 2002 to the maximum principal amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00). Pursuant to the terms and provisions of the Sixth Modification, the Loan was increased, as evidenced by a certain Third Amended and Restated Revolving Promissory Note executed by Borrower for the benefit of Lender and dated November 14, 2003 to the maximum principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00) (the “Loan”). Upon full execution, this Eighth Modification shall constitute one of the Loan Instruments. All defined terms used in this Eighth Modification shall have the meanings ascribed to them in the Loan Agreement unless the context requires otherwise.

B. At Borrower’s request, Lender has agreed to modify one or more of the Loan Instruments, as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the parties hereby agree as follows:

1. Modifications. The Loan Instruments specified in Exhibit “A” attached hereto and incorporated herein by this reference are modified as set forth therein, effective upon timely satisfaction of the conditions set forth in Section 2 below. As used in this Eighth Modification and the attached Exhibit “A,” the term “Deeds of

Trust” refers to the Construction Deeds of Trust (With Security Agreement, Fixture Filing and Assignment of Rents and Leases) each executed by Borrower for the benefit of Lender:

as modified by the First Modification and evidenced by the Memorandums of First Modification of Deeds of Trust and Other Loan Instruments dated June 8, 2001 and recorded in the Official Records of:

(a)	Orange County, California on July 20, 2001, as Instrument No. 2001-0492777;

(b)	San Diego County, California on July 20, 2001, as Document No. 2001-0505154;

(c)	San Joaquin County, California on July 24, 2001, as Document No. 2001-01116593;

(d)	Riverside County, California on August 6, 2001 as Instrument No. 368935;

(e)	San Bernardino County, California on October 16, 2001 as Instrument No. 2001-0470256; and

(f)	Maricopa County, Arizona on July 20, 2001, as Instrument No. 2001-0652927;

as modified by the Second Modification and evidenced by the Memorandums of Second Modification of Deeds of Trust and Other Loan Instruments dated July 23, 2001 and recorded in the Official Records of:

(g)	Orange County, California on August 31, 2001, as Instrument No. 2001-0614957;

(h)	San Diego County, California on August 31, 2001, as Document No. 2001-0626061;

(i)	San Joaquin County, California on August 31, 2001, as Document No. 2001-01144060;

(j)	Riverside County, California on August 31, 2001 as Instrument No. 426142;

(k)	San Bernardino County, California on August 31, 2001 as Instrument No. 2001-401382; and

(l)	Maricopa County, Arizona on August 31, 2001, as Instrument No. 2001-0810003;

as modified by the Third Modification dated December 19, 2001;

as modified by the Fourth Modification and evidenced by the Memorandums of Fourth Modification of Deeds of Trust and Other Loan Instruments dated May 29, 2002 and recorded in the Official Records of:

(m)	Orange County, California on June 19, 2002, as Instrument No. 2002-0512402;

(n)	San Diego County, California on June 19, 2002, as Document No. 2002-0516959;

(o)	San Joaquin County, California on June 19, 2002 as Document No. 2002-104493;

(p)	Maricopa County, Arizona on June 19, 2002 as Instrument No. 2002-0622784;

(q)	Stanislaus County, California on June 19, 2002 as Document No. 2002-0078803-00; and

(r)	Clark County, Nevada on June 19, 2002 as Instrument No. 00696 – Book 20020619;

as modified by the Fifth Modification and evidenced by the Memorandums of Fifth Modification of Deeds of Trust and Other Loan Instruments dated June 6, 2003 and recorded in the Official Records of:

(s)	Orange County, California on June 13, 2003, as Instrument No. 2003-000696239;

(t)	San Diego County, California on June 13, 2003, as Document No. 2003-0701777;

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(u)	San Joaquin County, California on June 17, 2003 as Instrument No. 2003-131447;

(v)	Maricopa County, Arizona on June 13, 2003 as Instrument No. 2003-0769110;

(w)	Stanislaus County, California on June 17, 2003 as Instrument No. 2003-009720100; and

(x)	Clark County, Nevada on June 13, 2003 as Instrument No. 2003-0613-02716;

(y)	Riverside County, California on June 16, 2003 as Document No. 2003-438782;

(z)	Santa Clara County, California on June 16, 2003 as Serial No. 17110264; and

(aa)	Contra Costa County, California on June 16, 2003 as Series No. 280094;

(1) (1103) a certain Deed of Trust dated June 13, 2003 and recorded in the Official Records of Orange County, California on July 11, 2003 as Instrument No. 2003-000819535;

as modified by the Sixth Modification and evidenced by the Memorandums of Sixth Modification of Deeds of Trust and Other Loan Instruments dated November 14, 2003 and recorded in the Official Records of:

(bb)	Orange County, California on December 23, 2003, as Instrument No. 2003-001511002;

(cc)	San Diego County, California on December 23, 2003, as Document No. 2003-1502130;

(dd)	Riverside County, California on December 23, 2003 as Document No. 2003-998474;

(ee)	Santa Clara County, California on December 24, 2003 as Serial No. 17545737; and

(ff)	Contra Costa County, California on December 24, 2003 as Series No. 2003-615272.

(gg)	Maricopa County, Arizona on December 29, 2003 as Instrument No. 2003-1739422;

(hh)	Clark County, Nevada on December 30, 2003 as Instrument No. 2003-1230-01204

(ii)	San Joaquin County, California on January 9, 2004 as Instrument No. 2004-003909;

(2) (1127) a certain Deed of Trust dated February 6, 2004 and recorded in the Official Records of Santa Clara County, California on February 13, 2004 as Instrument No. 17615443;

(3) (2213) a certain Deed of Trust dated January 26, 2004 and recorded in the Official Records of Maricopa County, Arizona on March 9, 2004 as Instrument No. 2004-0241585;

(4) (2216) a certain Deed of Trust dated February 2, 2004 and recorded in the Official Records of Maricopa County, Arizona on May 26, 2004 as Instrument No. 2004-0586206;

(5) (1132) a certain Deed of Trust dated February 9, 2004 and recorded in the Official Records of Clark County, Nevada on February 27, 2004 as Instrument No. 2004-0227-04201;

(6) (1133 & 1138) a certain Deed of Trust dated March 1, 2004 and recorded in the Official Records of Contra Costa County, California on March 19, 2004 as Series No. 92735;

(7) (1141) a certain Deed of Trust dated April 1, 2004 and recorded in the Official Records of San Joaquin County, California on April 14, 2004 as Instrument No. 2004-078081;

(8) (1149 & 1150) a certain Deed of Trust dated May 17, 2004 and recorded in the Official Records of Maricopa County, Arizona on June 1, 2004 as Instrument No. 2004-0616422;

(9) (1153 & 1154) a certain Deed of Trust dated June 18, 2004 and recorded in the Official Records of Maricopa County, Arizona on June 30, 2004 as Instrument No. 2004-0754818;

(10) (1151) a certain Deed of Trust dated June 21, 2004 and recorded in the Official Records of Orange County, California on July 1, 2004 as Instrument No. 2004-000603410;

3	Agreement for Eighth Modification

as modified by the Seventh Modification and evidenced by the Memorandums of Seventh Modification of Deeds of Trust and Other Loan Instruments dated October 6, 2004 and recorded in the Official Records of:

(jj)	Orange County, California on October 27, 2004, as Instrument No. 2004-000969039;

(kk)	San Diego County, California on October 21, 2004, as Document No. 2004-0997380;

(ll)	Riverside County, California on October 21, 2004, as Document No. 2004-0834003;

(mm)	Santa Clara County, California on October 20, 2004, as Serial No. 2004-18056415;

(nn)	Contra Costa County, California on October 21, 2004, as Document No. 2004-0403446-00;

(oo)	Maricopa County, Arizona on October 21, 2004, as Instrument No. 2004-1234403;

(pp)	Clark County, Nevada on October 25, 2004, as Instrument No. 2004-1025-0003273; and

(qq)	San Joaquin County, California on November 23, 2004, as Instrument No. 2004-268811;

(11) (1159) a certain Deed of Trust dated October 19, 2004 and recorded in the Official Records of San Joaquin County, California on October 29, 2004 as Document No. 2004-245407;

(12) (1165) a certain Deed of Trust dated October 26, 2004 and recorded in the Official Records of Santa Clara County, California on November 23, 2004 as Series No. 18110794;

(13) (1162) a certain Deed of Trust dated November 3, 2004 and recorded in the Official Records of Riverside County, California on November 19, 2004 as Instrument No. 2004-0927787;

(14) (1161) a certain Deed of Trust dated November 8, 2004 and recorded in the Official Records of Placer County, California on December 30, 2004 as Instrument No. 2004-0175175;

(15) (1160) a certain Deed of Trust dated December 6, 2004 and recorded in the Official Records of Maricopa County, Arizona on December 15, 2004 as Instrument No. 2004-1472751;

(16) (1163) a certain Deed of Trust dated December 22, 2004 and recorded in the Official Records of San Bernardino County, California on January 14, 2005 as Document No. 2005-0033824;

(17) (1172) a certain Deed of Trust dated February 22, 2005 and recorded in the Official Records of Santa Clara County, California on March 15, 2005 as Series No. 18273940;

(18) (1173) a certain Deed of Trust dated March 24, 2005 and recorded in the Official Records of Orange County, California on April 8, 2005 as Instrument No. 2005-000265686;

(19) (1174) a certain Deed of Trust dated April 1, 2005 and recorded in the Official Records of San Bernardino County, California on April 15, 2005 as Document No. 2005-0264026;

(20) (1179) a certain Deed of Trust dated June 29, 2005 and recorded in the Official Records of San Bernardino, County, California on July 21, 2005 as Document No. 2005-0525091;

(21) (1180) a certain Deed of Trust dated July 19, 2005 and recorded in the Official Records of Santa Clara County, California on August 2, 2005 as Series No. 18504036;

(22) (1181) a certain Deed of Trust dated July 11, 2005 and recorded in the Official Records of Orange County, California on July 22, 2005 as Instrument No. 2005-000566042;

(23) (1183) a certain Deed of Trust dated August 24, 2005 and recorded in the Official Records of Orange County, California on September 15, 2005 as Instrument No. 2005-000730668; and

(24) (1184) a certain Deed of Trust dated September 29, 2005 and recorded in the Official Records of San Bernardino County, California on October 14, 2005 as Document No. 2005-0769349.

4	Agreement for Eighth Modification

2. Conditions. The modifications of Section 1 above shall take effect only upon Borrower’s satisfaction, at its expense, of all of the following conditions not later than the date of this Eighth Modification:

(a) if required by Lender, delivery to Lender of one or more endorsements to the Title Policy (whether one or more) insuring the lien of the Deeds of Trust as may be required by Lender, all in form and of content acceptable to Lender, insuring that, except as set forth in this Eighth Modification, the priority of such lien is unaffected by the modifications set forth herein and that the Title Policy insuring the Deeds of Trust remains in full force and effect in the full amount of the Loan;

(b) if required by Lender, delivery to Lender of one or more duly executed recordable memorandums of this Eighth Modification (collectively, the “Eighth Memorandum”);

(c) satisfaction of such other conditions as may be set forth on Exhibit “B” attached hereto and incorporated herein by this reference, if any; and

(d) if the Loan has been guarantied (or indemnities given) or if there are junior liens encumbering the property which is encumbered by the Deeds of Trust, delivery to Lender of duly executed consents to the modifications set forth in this Eighth Modification by the guarantor(s) and/or junior lienors, as applicable, as may be set forth in Exhibit “C” attached hereto or as may be attached to the Eighth Memorandum, each incorporated herein by this reference;.

3. Representations and Warranties. Borrower hereby represents and warrants that no default, event of default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Instruments; and all representations and warranties herein and in the other Loan Instruments are true and correct, which representations and warranties shall survive execution of this Eighth Modification. All parties who execute this Eighth Modification and any other documents required hereunder on behalf of Borrower represent and warrant that they have full power and authority to execute and deliver such documents, and that all such documents are enforceable in accordance with their terms. As of the date of this Eighth Modification, Borrower hereby acknowledges and agrees that it has no defenses, offsets or claims against Lender or the enforcement of the Loan Instruments and that Lender has not waived any of its rights or remedies under any such documents.

4. No Impairment. Except as expressly provided herein, nothing in this Eighth Modification shall alter or affect any provision, condition or covenant contained in the Loan Instruments or affect or impair any of Lender’s rights, powers or remedies thereunder. It is the intent of the parties hereto that the provisions of the Loan Instruments shall continue in full force and effect except as expressly modified hereby.

5. Miscellaneous. This Eighth Modification and the other Loan Instruments shall be governed by and interpreted in accordance with the laws of the State of California, except as they may be preempted by federal law. In any action brought or arising out of this Eighth Modification or the Loan Instruments, Borrower, and, if applicable, the general partners, members and joint venturers of Borrower, hereby consent to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Eighth Modification are for convenience only and shall be disregarded in interpreting the substantive provisions of this Eighth Modification. Time is of the essence of each term of the Loan Instruments, including this Eighth Modification. If any provision of this Eighth Modification or any of the other Loan Instruments shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof. This Eighth Modification may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Eighth Modification.

6. Integration; Interpretation. The Loan Instruments, including this Eighth Modification, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Instruments shall not be modified except by written instrument executed by all parties. Any reference to the Loan Instruments in any of the Loan Instruments includes this Eighth Modification and any amendments, renewals or extensions approved by Lender hereunder.

5	Agreement for Eighth Modification

IN WITNESS WHEREOF, this Agreement for Eighth Modification of Deeds of Trust and Other Loan Instruments is executed as of the date first hereinabove written.

LENDER:	GUARANTY BANK,
a federal savings bank organized and existing under the laws of the United States

	By:	/s/ Kent Newberry
	Name:	Kent Newberry
	Title:	Vice President

BORROWER:	WILLIAM LYON HOMES, INC., a California corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President and Chief Financial Officer

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

6	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “A”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Modifications)

Loan Instrument Modified	Modification
1. Third Amended and Restated Revolving Promissory Note	(i) The Note is hereby amended and restated in the form attached hereto as Exhibit “A-1”.

2. Loan Agreement

(i)     The introductory paragraph is hereby amended so that all references to the “Loan Amount” shall be deemed to refer to the amount of NINETY MILLION DOLLARS ($90,000,000.00) and all references in the Loan Agreement to the maximum principal amount of the Loan shall be deemed to refer to such amount.

(ii)     Paragraph 2.1(a). Paragraph 2.1(a) is hereby amended to refer to the Fourth Amended and Restated Promissory Note in the principal amount of NINETY MILLION DOLLARS ($90,000,000.00), in the form attached hereto as Exhibit “A-1”.

(iii) Paragraph 8. Paragraph 8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Borrower shall pay the principal of the Note as therein provided and as may be provided in the Specific Loan Terms attached hereto. Further, if, at any time, the outstanding balance of the Loan exceeds (a) the Loan Amount, (b) the Loans-To-One Borrower-Limitation, (c) the Borrowing Base approved by Lender, or (d) as to any Individual Property, the Loan Allocation for that Property then Borrower shall immediately pay in cash to Lender, following receipt of a written demand therefor, the amount of such excess. Further, at any time after the recording of a Mortgage in the Official Records, Lender shall have the right, but not at the expense of Borrower, unless such appraisal is required by federal regulations applicable to Lender, to obtain an appraisal of any Property covered by such Mortgage, from an appraiser satisfactory to Lender, and in the event such appraisal determines that the portion of the Loan disbursed by Lender for such Property, exceeds the Loan Allocation for such Property, then Borrower shall also immediately pay in cash to Lender; following demand therefor, the amount of such excess.

Notwithstanding the foregoing provisions of this Paragraph 8, but subject to all other provisions of this Loan Agreement, the aggregate amount of Loan Allocations for Properties included in the Borrowing Base may exceed the Loan Amount;

7	Agreement for Eighth Modification

provided, however, (i) in no event shall such aggregate amount of all Loan Allocations exceed an amount equal to ONE HUNDRED TWENTY-SIX MILLION DOLLARS ($126,000,000.00) at any time, and (ii) in no event shall the outstanding principal balance of the loan exceed the Loan Amount.

	(iv) Paragraph 24 of the Loan Agreement is hereby deleted is its entirety.

3. Exhibit “A” to Master Loan Agreement	(i) Lot/Residence Limitation

	Paragraph 4(A)(i). Paragraph 4(A)(i) is hereby amended and restated in its entirety as follows:

	A. Residences

	(i) Maximum number of Residences at any one time in all Approved Subdivisions:

	Eight Hundred	(800)

	Paragraph 4B(iii). Paragraph 4(B)(iii) is hereby amended and restated in its entirety as follows:

	B. Spec Residences

	(iii) Maximum number of Specs at any one time in all Approved Subdivisions:

	Two Hundred	(200).

	Paragraph 4(E)(i). Paragraph 4(E)(i) is hereby amended and restated in its entirety as follows:

E. Maximum Loan Allocations Amount	Loan Amount Per Approved Subdivision	Maximum Loan

(i) For Finished Lots and Lots Being Actively Developed in any Approved Subdivision:	$15,000,000	$55,000,000

	(ii) Paragraph 11 - Loan Allocations. The subparagraph entitled “For Residences” in Paragraph 11 is hereby amended and restated in its entirety as follows:

For Residences and Attached Homes: The Loan Allocation for Residences shall not exceed the lesser of one hundred percent (100%) of the total direct costs of Residences Under Contract (including all allocated Lot and other indirect costs), or one hundred percent (100%) of the total direct cost for Specs and Models (including all allocated Lot and other indirect costs) as determined by Lender; or (2) eighty percent (80%) of the lower of the applicable values provided in Paragraph 5(b) of the Loan Agreement for Residences Under Contract, and seventy-five percent (75%) for Specs and Models (including

8	Agreement for Eighth Modification

without limitation, Residences subject to contingent sales contracts).

(iii) Paragraph 19 - Restrictions on Availability. Paragraph 19 is hereby deleted in its entirety and amended and restated as follows:

A. Other Loans. Total availability under the Loan for Disbursements shall automatically be reduced by an amount equal to the greater of (i) the aggregate outstanding principal balance under any Other Loan at such time of determination by Lender, and (ii) the principal amount of Lender’s commitment to lend with respect to any Other Loan, in the aggregate, as the same may be reduced over the term of the Other Loan, until all such outstanding amounts, and all other obligations, under and with respect to such Other Loan have been performed and paid in full, and Lender’s commitment to lend under the Other Loan has been terminated in its entirety. In no event shall the aggregate outstanding principal balance under the Loan and any Other Loan exceed the Ninety Million Dollar ($90,000,000.00) Loan Amount, nor shall the sum of all Loan Allocations under the Loan and all loan allocations under any Other Loan exceed One Hundred Twenty-Six Million Dollars ($126,000,000.00) in the aggregate nor shall the sum of aggregate Loan Allocations under any Other Loan exceed Thirty-Five Million Dollars ($35,000,000.00. Any event of default under any Other Loan (subject to applicable notice and cure periods, if any, thereunder) shall constitute an Event of Default under the Agreement without benefit of any other notice or cure period under the Agreement. Borrower shall execute and deliver to Lender such other instruments, undertakings and agreements, including with respect to title insurance, as Lender may require in connection with the foregoing. Borrower shall reimburse Lender for all costs and expenses, including reasonable attorneys fees and costs, incurred in connection with the foregoing. For purposes hereof, “Other Loan” means, collectively, (a) that certain loan by Lender to Borrower in the maximum principal amount of Twenty Million Dollars ($20,000,000.00) pursuant to that certain Master Loan Agreement dated as of October 20, 2004, and (b) any other loan or loans which may hereafter be extended by Lender to Borrower, provided that in no event shall the aggregate maximum principal amount of such loan or loans exceed Thirty-Five Million Dollars ($35,000,000.00).

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(iv) Paragraph 16 - Additional Loan Covenants.

A. Paragraph 16(B). Subsection B is hereby amended and restated in its entirety as follows:

B. Guarantor covenants and agrees that the Tangible Net Worth of Guarantor, at all times shall be not less than TWO HUNDRED MILLION DOLLARS ($200,000,000.00), adjusted upwards quarterly by fifty percent (50%) of Guarantor’s net income earned in the prior quarter commencing after June 30, 2004.

(v) 23. Letters of Credit. Subparagraph 23.1a(v) is hereby deleted in its entirely and is replaced with the following:

(v)    Lender shall have received, in immediately available funds, an annual Letter of Credit fee of .65% of the face principal amount of the Letter of Credit; such fee may be paid from a Disbursement, if all other conditions precedent to a Disbursement are satisfied.

10	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “A-1”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Form of Amended and Restated Note)

William Lyon Homes, Inc.

Loan No. 906-0100

FOURTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$90,000,000.00	October 14, 2005

FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one, promise to pay to the order of GUARANTY BANK, a federal savings bank organized and existing under the laws of the United States (formerly known as “Guaranty Federal Bank, F.S.B.”), at its principal offices at 8333 Douglas Avenue, Dallas, Texas 75225, or at such other place as the holder hereof may from time to time designate, the principal sum of NINETY MILLION DOLLARS ($90,000,000.00), or so much thereof as may be disbursed, with interest on the maximum principal balance from time to time remaining unpaid prior to default or maturity at the rate hereinafter provided, interest only being payable on the first day of each month commencing November 1, 2005, and continuing until and including the Maturity Date (defined below), when the unpaid principal balance of this Fourth Amended and Restated Revolving Promissory Note (this “Note”), together with all accrued and unpaid interest, shall be due and payable. The “Maturity Date” shall be the date which is the Required Release Date for the final Residence or Lot located in the final Approved Subdivision whose construction was financed with proceeds of the Loan pursuant to the Loan Agreement (as defined below). All terms with initially capitalized letters used in this Note shall have the meanings ascribed to them in the Loan Agreement unless otherwise indicated in this Note.

Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Loan Agreement, provided that the outstanding principal balance of this Note shall at no time exceed the principal amount stated above, and Borrower shall have no right to borrow or reborrow amounts under this Note for the construction of Residences for which no prior Disbursements have been made under the Loan Agreement from and after three hundred sixty-four (364) days from the Recordation of the Memorandum of Eighth Modification of Deeds of Trust and Other Loan Instruments of even date herewith between Borrower and Lender (the “Facility Expiration Date”), subject to renewal as provided under the Loan Agreement. The unpaid principal balance of this obligation at any time shall be the total amounts disbursed hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which principal balance may be endorsed hereon from time to time by the holder.

Disbursements hereunder, to the total amount of the principal sum stated above, may be made by the holder at the written request of Borrower or at the written request of those authorized by Borrower to request Disbursements and direct the disposition of any such Disbursements until written notice of the revocation of such authority is received by the holder at the office designated above. Any such Disbursements shall be conclusively presumed to have been made to or for the benefit of Borrower when the holder believes in good faith that such requests and directions have been made by authorized persons or when said Disbursements are deposited to the credit of any account of Borrower with the holder, regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account.

As herein provided, the unpaid Principal Amount (hereafter defined) of this Note (or portions thereof) from time to time outstanding shall bear interest prior to the Maturity Date at a varying rate of interest per annum equal to, at Borrower’s option, (i) the Base Interest Rate (as hereafter defined) or (ii) the applicable Euro-Dollar Interest Rate (hereafter defined) (as elected in the manner specified in this Note), provided that in no event shall the Applicable Rate (hereafter defined) exceed the Maximum Rate (hereafter defined). Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Base Interest Rate or the Euro-Dollar Interest Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of

11	Agreement for Eighth Modification

interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. Interest on this Note, shall be calculated at a daily rate equal to 1/360 of the annual percentage rate stated above, subject to the provisions hereof specifying the maximum amount of interest which may be charged or collected hereunder.

As used in this Note, the following terms shall have the meanings indicated opposite them:

“Additional Costs”: As defined below in this Note.

“Applicable Rate”: The Base Interest Rate (as to that portion of Principal Amount bearing interest at the Base Interest Rate) and the Euro-Dollar Interest Rate (as to each Euro-Dollar Amount) as elected in the manner specified in this Note.

“Assessments”: Any impositions or assessments imposed on Lender with respect to any Euro-Dollar Amount for insurance or other fees, assessments and/or surcharges.

“Base Interest Rate”: The Base Rate plus the Base Rate Spread, expressed as a per annum rate of interest.

“Base Rate”: The base rate announced or published from time to time by Guaranty Bank, which rate may not be the lowest rate charged by Guaranty Bank; it being understood and agreed that the Base Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in such rate, and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general.

“Base Rate Spread”: The percentage rate to be added to the Base Rate to determine the Base Interest Rate, equal to zero percent (0.00%) per annum.

Average Monthly Percentage Outstanding Principal Balance/Total Commitment	Applicable Rate
50% and greater	Base Interest Rate + 0%
41% to 50%	Base Interest Rate + 0%
Less than 40%	Base Interest Rate + 0%

“Default Rate”: As defined below in this Note.

“Euro-Dollar Amount”: Each portion of the Principal Amount bearing interest at the applicable Euro-Dollar Interest Rate pursuant to a Euro-Dollar Rate Request. There shall be no more than three (3) portions of the Principal Amount bearing interest at an applicable Euro-Dollar Interest Rate outstanding at any time.

“Euro-Dollar Business Day”: Any day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York City and Dallas, Texas.

“Euro-Dollar Interest Rate”: With respect to any Euro-Dollar Amount, the rate per annum (expressed as a percentage) determined by Lender to be equal to the sum of (a) the quotient of the Euro-Dollar Rate for the applicable Euro-Dollar Amount and the applicable Interest Period, divided by (1 minus the applicable Reserve Requirement), rounded up to the nearest 1/100 of 1%, plus (b) the applicable Assessments, plus (c) the applicable Euro-Dollar Interest Rate Spread.

“Euro-Dollar Interest Rate Spread”: The percentage rate to be added to the Euro-Dollar Rate to determine the Euro-Dollar Interest Rate, calculated on a monthly basis as follows, and effective as of the fifth (5th) day of the month based on the percentage of the then-outstanding Principal Amount to the total amount of the Loan:

12	Agreement for Eighth Modification

Average Monthly Percentage Outstanding Principal Balance/Total Commitment	Applicable Interest Rate Spread
Greater than 50%	1.65%
Greater than 40%, less than or equal to 50%	1.90%
Less than or equal to 40%	2.05%

“Euro-Dollar Rate”: The rate determined by Lender (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the Euro-Dollar Rate Request Amount for the same period of time as the Interest Period selected by Borrower in the Euro-Dollar Rate Request, as set forth on the Euro-Dollar Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

“Euro-Dollar Rate Request”: Borrower’s telephonic notice (to be promptly confirmed in a written notice which must be received by Lender before such Euro-Dollar Rate Request will be put into effect by Lender), to be received by Lender by twelve o’clock noon (Dallas, Texas time) three (3) Euro-Dollar Business Days prior to the last day of the relevant Interest Period specified in the Euro-Dollar Rate Request for the commencement of the Interest Period, of (a) its intention to have (1) all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on such Euro-Dollar Business Day), and/or (2) all or any portion of any Disbursement of Loan proceeds which is to be made on such Euro-Dollar Business Day, bear interest at the Euro-Dollar Interest Rate and (b) the Interest Period desired by Borrower in respect to the amount specified. There shall be no more than eight (8) such requests for an election outstanding at any time.

“Euro-Dollar Rate Request Amount”: The amount, to be specified by Borrower in each Euro-Dollar Rate Request and stated in increments of FIFTY THOUSAND DOLLARS ($50,000.00), which Borrower desires to bear interest at the Euro-Dollar Interest Rate; provided, however, in no event shall any such amount be less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) in each instance.

“Euro-Dollar Reference Source”: The display for Euro-Dollar rates provided on The Bloomberg (a data service), viewed by accessing Page One (1) of the global deposits segment of money market rates (or such other page as may replace Page One (1) for the purposes of displaying Euro-Dollar rates); or, at the option of Lender the display for Euro-Dollar rates on such other service selected from time to time by Lender and determined by Lender to be comparable to The Bloomberg, which other service may include Reuters Monitor Money Rates Service.

“Interest Period”: The period during which interest at the Euro-Dollar Interest Rate, determined as provided in this Note, shall be applicable to the applicable Euro-Dollar Rate Request Amount; provided however, that each such period shall be either one (1), thirty (30), sixty (60), ninety (90), one hundred eighty (180) or three hundred sixty (360) days (30 day increments), which shall be measured from the date specified by Borrower in each Euro-Dollar Rate Request for the commencement of the computation of interest at the Euro-Dollar Interest Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Borrower for such commencement is the last Euro-Dollar Business Day of a calendar month, then the last Euro-Dollar Business Day of the calendar month in which such period terminates, or, if the numerically corresponding day is not a Euro-Dollar Business Day then the next succeeding Euro-Dollar Business Day, unless such next succeeding Euro-Business Day enters a new calendar month, in which case such period shall end on the next preceding Euro-Dollar Business Day); and in no event shall any such period be elected which extends beyond the Maturity Date.

“Loan”: The NINETY MILLION DOLLAR ($90,000,000.00) loan evidenced hereby.

“Loan Agreement”: That certain Master Loan Agreement dated August 31, 2000 between the undersigned and the payee named herein, as amended from time to time.

“Maturity Date”: Is defined in the first paragraph of this Note and is the date on which this Note becomes due and payable in its entirety.

“Maximum Rate”: The lesser of (i) the maximum interest rate permitted under applicable law, or (ii) the per annum rate of thirty percent (30%).

13	Agreement for Eighth Modification

“Principal Amount”: That portion of the Loan evidenced hereby as is from time to time outstanding.

“Regulation D”: Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

“Regulation”: With respect to the charging and collecting of interest at the Euro-Dollar Interest Rate, any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereinafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Payee or Lender under any United State federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof excluding any change the effect of which is determined by Lender to be reflected in a change in the Euro-Dollar Interest Rate.

“Reserve Requirement”: The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against “Eurocurrency Liability”, as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any regulatory change against (a) any category of liability which includes deposits by reference to which the Euro-Dollar Rate is to be determined as provided in this Note, or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of “Euro-Dollar Rate” set forth above.

If Borrower desires the application of the Euro-Dollar Interest Rate, it shall submit a Euro-Dollar Rate Request to Lender. Such Euro-Dollar Rate Request shall specify the Interest Period and the Euro-Dollar Amount and shall be irrevocable, subject to Lender’s right to convert the rate of interest payable hereunder with respect to any Euro-Dollar Amount from the Euro-Dollar Interest Rate to the Base Interest Rate as hereinafter provided. In the event that Borrower fails to submit a Euro-Dollar Rate Request with respect to an existing Euro-Dollar Amount not later than twelve o’clock noon (New York time) three (3) Euro-Dollar Business Days prior to the last day of the relevant Interest Period, then the applicable Euro-Dollar Amount shall bear interest, commencing at the end of such Interest Period, at the Base Interest Rate.

In no event shall Borrower have the right to have more than three (3) Interest Periods involving Euro-Dollar Amounts in effect at any one time, whether or not any portion of the Loan is then bearing interest at the Base Interest Rate.

Any portion of the Principal Amount to which the Euro-Dollar Interest Rate is not (or cannot pursuant to the terms hereof be) applicable shall bear interest at the Base Interest Rate.

Borrower shall pay to Lender, promptly upon demand, such amounts as are necessary to compensate Lender for additional costs (“Additional Costs”) resulting from any Regulation which (i) subjects Lender to any tax, duty or other charge with respect to the Loan or this Note, or changes the basis of taxation of any amounts payable to Lender under the Loan or this Note (other than taxes imposed on the overall net income of Lender or of its applicable lending office by the jurisdiction in which Lender’s principal office or such applicable lending office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender, or (iii) imposes on Lender or on the interbank Euro-Dollar market any other conditions affecting the Loan or this Note, or any of such extensions of credit or liabilities. Lender will notify Borrower of any event which would entitle Lender to compensation pursuant to this paragraph as promptly as practicable after Lender obtains knowledge thereof and determines to request such compensation.

Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulation, (i) Lender incurs Additional Costs based on or measured by the amount of (1) a category of deposits or other liabilities of Lender which include deposits by reference to which the Euro-Dollar Rate is determined as provided in this Note and/or (2) a category of extensions of credit or other assets of Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of “Euro-Dollar Rate” set forth above, (ii) Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, or (iii) it shall be unlawful or impractical for Lender to make or maintain the Loan (or any portion thereof) at the Euro-Dollar Interest Rate, then Lender’s obligation to make or maintain

14	Agreement for Eighth Modification

the Loan (or portions thereof) at the Euro-Dollar Interest Rate (and Borrower’s right to request the same) shall be suspended and Lender shall give notice thereof to Borrower and, upon the giving of such notice, interest payable hereunder at the Euro-Dollar Interest Rate shall be converted to the Base Interest Rate, unless Lender may lawfully continue to maintain the Loan (or any portion thereof) then bearing interest at the Euro-Dollar Interest Rate to the end of the current Interest Period(s), at which time the interest rate shall convert to the Base Interest Rate. If subsequently Lender determines that such Regulation has ceased to be in effect, Lender will so advise Borrower and Borrower may convert the rate of interest payable hereunder with respect to those portions of the Principal Amount bearing interest at the Base Interest Rate to the Euro-Dollar Interest Rate by submitting a Euro-Dollar Rate Request in respect thereof and otherwise complying with the provisions of this Note with respect thereto.

Determinations by Lender of the existence or effect of any Regulation on its costs of making or maintaining the Loan, or portions thereof, at the Euro-Dollar Interest Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate Lender with respect to Additional Costs and/or Assessments, shall be conclusive; provided, however, that such determinations are made without manifest error.

Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the Euro-Dollar Interest Rate in respect of any Euro-Dollar Rate Request Amount as herein provided, Lender determines (which determination shall be conclusive, provided that such determination is made on a reasonable basis, absent manifest error) that (i) by reason of circumstances affecting the interbank Euro-Dollar market generally, adequate and fair means do not or will not exist for determining the Euro-Dollar Interest Rate applicable to an Interest Period, or (ii) the Euro-Dollar Rate, as determined by Lender, will not accurately reflect the cost to Lender of making or maintaining the Loan (or any portion thereof) at the Euro-Dollar Interest Rate, then Lender shall give Borrower prompt notice thereof, and the applicable Euro-Dollar Rate Request Amount shall bear interest, or continue to bear interest, as the case may be, at the Base Interest Rate. If at any time subsequent to the giving of such notice Lender determines that because of a change in circumstances the Euro-Dollar Interest Rate is again available to Borrower hereunder, Lender shall so advise Borrower and Borrower may convert the rate of interest payable hereunder from the Base Interest Rate to the Euro-Dollar Interest Rate by submitting a Euro-Dollar Rate Request to Lender and otherwise complying with the provisions of this Note with respect thereto.

Borrower shall pay to Lender, immediately upon request and notwithstanding contrary provisions contained in the Mortgage (as hereafter defined) or other Loan Instruments, such amounts as shall, in the conclusive judgment of Lender reasonably exercised, compensate Lender for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment, under any circumstances whatsoever, of any portion of the Principal Amount bearing interest at the Euro-Dollar Interest Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion, for any reason whatsoever, of the rate of interest payable hereunder from the Euro-Dollar Interest Rate to the Base Interest Rate with respect to any portion of the Principal Amount then bearing interest at the Euro-Dollar Interest Rate on a date other than the last day of an applicable Interest Period, (iii) the failure of all or a portion of an Disbursement, which was to have borne interest at the Euro-Dollar Interest Rate pursuant to a Euro-Dollar Rate Request, to be made under the Loan Agreement, or (iv) the failure of Borrower to borrow in accordance with a Euro-Dollar Rate Request submitted by it to Lender, which amounts shall include, without limitation, lost profits.

Borrower shall have the right to prepay, in whole or in part, the Principal Amount of this Note accruing interest at the Base Interest Rate, without premium or penalty upon the payment of all accrued interest on the amount prepaid (and any interest which has accrued at the Default Rate and other sums that may be payable hereunder); provided, however, that any Euro-Dollar Amount may be prepaid only on the last day of the applicable Interest Period.

All payments of principal shall be credited first against principal amounts bearing interest at the Base Interest Rate and then toward the payment of Euro-Dollar Amounts. Payments of Euro-Dollar Amounts shall be applied in such manner as Borrower shall select; provided, however, that Borrower shall select Euro-Dollar Amounts to be repaid in a manner designed to minimize any losses incurred by virtue of such payment. If Borrower shall fail to select the Euro-Dollar Amounts to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of payment, then Lender shall be entitled to apply the payment to such Euro-Dollar Amounts in the manner it deems appropriate. Borrower shall compensate Lender for any losses incurred by virtue of any payment of those portions of the Loan accruing interest at the Euro-Dollar Interest Rate prior to the last day of the relevant Interest Period, which compensation shall be

15	Agreement for Eighth Modification

determined in accordance with the provisions set forth in this Note, and any payment received pursuant to this paragraph shall be applied first to losses incurred by Lender by reason of such payment.

If a default shall occur under the Mortgage, interest on the Principal Amount shall, at the option of Lender, immediately and without notice to Borrower, be converted to the Base Interest Rate. The foregoing provision shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Mortgage or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate.

Borrower hereby agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment, made by Lender and the owner of owners of the Property whether with or without notice to Borrower, and Borrower shall continue to be liable to pay the amount due hereunder, but with interest at a rate no greater than the Euro-Dollar Interest Rate or the Base Interest Rate, as the case may be, according to the terms of any such agreement of extension or modification.

At the option of the holder hereof, the entire principal balance and accrued interest owing hereon shall, subject to applicable laws, at once become due and payable without notice or demand upon the occurrence at any time of any default under any of the Loan Instruments, including this Note (each, an “Event of Default”).

1.	(a) Default in the payment of any installment of principal due hereunder; (b) default in the payment of any installment of interest within ten (10) days of the first day of the month in which such installment is due; (c) default in the payment of any other amount due (other than principal or interest) hereunder which is not cured within fifteen (15) days of written notice thereof; or (d) default in the performance of any of the covenants or provisions hereunder which is not cured within thirty (30) days of written notice thereof.

2.	Subject to applicable cure periods, if any, set forth in the Loan Agreement (as defined below), the liquidation, termination, dissolution or (if any of the undersigned is a natural person) the death of any of the undersigned or any guarantor hereof.

3.	Subject to applicable cure periods, if any, set forth in the Loan Agreement (as defined below), the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise.

4.	Default in the payment of any other indebtedness due the holder hereof, or default in the performance of any other obligation to the holder hereof by the undersigned or any other party liable for the payment hereof, whether as endorser, guarantor, surety or otherwise currently existing or incurred in the future, it being reasonably contemplated by the undersigned that it may incur additional indebtedness owing to the holder hereof, from time to time, subsequent to the date hereof.

5.	As Section 7.6 of the Mortgage (defined below) provides: “Title to all or any part of the Mortgaged Property (other than obsolete or worn Personal Property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Trustor, whether by operation of law or otherwise, except as permitted under the release provisions of this Deed of Trust”.

6.	Under any of the Loan Instruments, an Event of Default or default (as defined in that document) occurs.

7.	Notwithstanding any other provision, if Lender determines in its reasonable judgment that the default complained of, other than a default for the payment of monies, cannot be cured within the period requiring curing as specified in Lender’s written notice of default, then the default shall be deemed to be cured if Borrower within the notice period shall have commenced the curing of the default and shall thereafter diligently prosecute the same to completion. If in Lender’s reasonable judgment Borrower fails to diligently prosecute the curing of the default or Lender determines that such default is incurable, then this default shall constitute an Event of Default.

16	Agreement for Eighth Modification

The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default hereunder shall not constitute a waiver of the right of the holder hereof to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other event of uncured default hereunder or under any other of the Loan Instruments. The remedies of the holder hereof, as provided in this Note and in any other of the Loan Instruments, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the rights of the holder to exercise the foregoing option or any other option granted to the holder hereof or in any other of the Loan Instruments, at that time or at any subsequent time, or nullify any prior exercise of any such option. The acceptance by holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by the failure to pay the whole of such installment and shall not constitute a waiver of holder’s right to require full payment when due of all future or succeeding installments.

After any Event of Default or upon maturity, if permitted by applicable law, principal and past-due interest shall bear interest at the lesser of the Applicable Rate plus five percent (5%) per annum or the maximum amount permitted by applicable law (the “Default Rate”). The undersigned acknowledges that late payment to holder of any sums due hereunder will cause holder to incur costs not contemplated hereunder, the exact amount of which will be impracticable or extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment, payment or any other sum due from the undersigned shall not be received by holder or holder’s designee within ten (10) calendar days after it is due, the undersigned shall then pay to holder a late payment charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs holder will incur by reason of late payment. This provision shall not, however, be construed as extending the time for payment of any amount hereunder, and the acceptance of such late charge by holder shall in no event constitute a waiver of the undersigned’s default with respect to such overdue amount nor prevent holder from exercising any of the other rights and remedies with respect to such default.

The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collections, including but not limited to reasonable attorneys’ fees, incurred by the holder hereof.

This Note is executed pursuant to the Loan Agreement, which Loan Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain events, and all Disbursements made hereunder shall be made pursuant to the Loan Agreement. This Note is secured by one or more Construction Deeds of Trust (With Security Agreement, Fixture Filing and Assignment of Rents and Leases) (collectively, the “Mortgage” or “Deed of Trust”) covering certain property more particularly described in such Mortgage. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes and no portion thereof will be used for personal, family or household use.

All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the

17	Agreement for Eighth Modification

undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned and the holder hereof.

The undersigned acknowledges and agrees that the holder hereof may, from time to time, sell or offer to sell interests in the Loan evidenced by this Note as secured by the Mortgage to one or more participants. The undersigned authorizes the holder hereof to disseminate any information it has pertaining to the Loan, including, without limitation, complete and current credit information on the undersigned, any of its principals and any guarantor of this Note, to any such participant or prospective participant.

This Note may be prepaid in whole or in part, at any time, without premium or penalty. All payments on the indebtedness evidenced hereby, other than regularly scheduled payments, shall be applied to such indebtedness in such order and manner as the holder hereof may elect in its sole discretion.

This Note amends, restates, and supersedes in its entirety a certain Third Amended and Restated Revolving Promissory Note dated November 14, 2003 executed by the undersigned in favor of the payee named herein in the principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00), and shall constitute a renewal thereof for purposes of the Mortgage and otherwise, and all obligations of the undersigned under this Note shall continue to be secured in full under the Mortgage.

On that date (the “Reduction Date”) which is October 19, 2005 (or, if such date is not a Business Day, on the first Business Day thereafter), Borrower is obligated to make a payment, in addition to any other payments or obligations hereunder, in an amount equal to the excess, if any, by which the amount outstanding hereunder exceeds NINETY MILLION DOLLARS ($90,000,000.00.00) (“Reduced Principal Amount’). From and after the Reduction Date, the maximum amount, which may be advanced hereunder, shall be limited to NINETY MILLION DOLLARS ($90,000,000.00). Borrower shall, on the Reduction Date, execute, acknowledge and deliver at its sole cost and expense, any and all undertakings, documents and instruments required by Lender in connection with such reduction of the principal amount of this Note, all in form and content acceptable to Lender in its sole discretion, and Borrower shall pay all costs and expenses incurred by Lender in connection with effecting such reduction of the stated principal amount of this Note to the Reduced Principal Amount.

EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND PREEMPTS STATE USURY LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

BORROWER:

WILLIAM LYON HOMES, INC.,
a California corporation

By:
Name:	Michael D. Grubbs
Title:	Senior Vice President and
Chief Financial Officer

By:
Name:	Richard S. Robinson
Title:	Senior Vice President

18	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “B”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Other Conditions to Modifications)

1.	Legal Fees. Borrower shall pay all legal fees and costs incurred by Lender in connection with the preparation and negotiation of this Eighth Modification.

2.	Title Endorsements/Recording Fees. Borrower shall pay all title charges and recording fees and costs incurred by Lender in connection with the requirements of Paragraphs 2(a) and 2(b) of this Eighth Modification. The Recordation of the Eighth Memorandum against each Property that is subject to a Deed of Trust.

3.	Consent of Guarantor(s). Guarantors of the Loan shall execute and deliver the attached Consent of Guarantor to Lender and the attached Consent to the Eighth Memorandum hereof described in Paragraph 2(b) of this Eighth Modification (suitable for recording).

4.	Consent of Junior Lienholder(s). If indicated on the attached Exhibit “C” or otherwise required by Lender, Junior Lienholders shall execute and deliver the attached Consent of Junior Lienholder and the attached Consent to the Eighth Memorandum hereof described in Paragraph 2(b) of this Eighth Modification (suitable for recording).

5.	Fees. Borrower shall pay to Lender the following non-refundable extension fees as a condition precedent to the effectiveness of this Eighth Modification, which fees shall not be applicable to payment of principal or interest due under the Note, or otherwise, and shall be retained by Lender in all events, payable upon execution of this Eighth Modification as follows:

(i)	Facility Fee. THREE HUNDRED FIFTEEN THOUSAND DOLLARS ($315,000.00) for renewal of the Loan, the availability of such Loan as decreased pursuant to this Eighth Modification.

19	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF GUARANTOR

The undersigned Guarantor confirms its guaranties of Borrower’s obligations to, and indemnities in favor of, Lender under the Loan Agreement and the other Loan Instruments referenced in, and as modified by the foregoing Eighth Modification and Eighth Memorandum described therein, and consents to and accepts the foregoing modifications.

GUARANTOR:	WILLIAM LYON HOMES, a Delaware corporation

By:
	Name:	Michael D. Grubbs
	Title:	Senior Vice President and Chief Financial Officer

By:
	Name:	Richard S. Robinson
	Title:	Senior Vice President

20	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF JUNIOR LIENHOLDER

The undersigned is the holder of an obligation secured by a lien (the “Junior Lienholder”) against the same property, which secures, in a senior priority position, Borrower’s obligations to Lender under the Loan Agreement and the other Loan Instruments. The undersigned consents to and accepts the modifications set forth in the foregoing Eighth Memorandum and the Eighth Modification described therein, and agrees that, notwithstanding such modifications, the undersigned’s lien shall be and remain junior and subordinate to the lien of Lender to secure Borrower’s obligations, as modified herein, to the extent provided in and subject to all of the terms of the following Subordination Agreements, which Agreements remain in effect:

A)	Ambridge @ Quail Hill: i) (1103) dated June 13, 2003 and recorded in the Official Records of Orange County, California on July 11, 2003 as Instrument No. 2003-000819536; ii) (1151) dated June 21, 2004 and recorded in the Official Records of Orange County, California on July 1, 2004 as Instrument No. 2004-000603411.

B)	Tamarisk: i) (1173) dated March 24, 2005 and recorded in the Official Records of Orange County, California on April 8, 2005 as Instrument No. 2004-000265685; ii) (1181) dated July 11, 2005 and recorded in the Official Records of Orange County, California on July 22, 2005 as Instrument No. 2005-000566041; (iii) (1183) dated August 24, 2005 and recorded in the Official Records of Orange County, California on September 15, 2005 as Instrument No. 2005-000730667.

JUNIOR LIENHOLDER:	IRVINE COMMUNITY DEVELOPMENT COMPANY LLC, a Delaware limited liability company

By:
	Name:	Cynthia R. Daily
	Title:	Vice President

By:
	Name:	Nicholas A. Reichert
	Title:	Assistant Secretary

21	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF JUNIOR LIENHOLDER

The undersigned is the holder of an obligation secured by a lien (the “Junior Lienholder”) against the same property, which secures, in a senior priority position, Borrower’s obligations to Lender under the Loan Agreement and the other Loan Instruments. The undersigned consents to and accepts the modifications set forth in the foregoing Eighth Memorandum and the Eighth Modification described therein, and agrees that, notwithstanding such modifications, the undersigned’s lien shall be and remain junior and subordinate to the lien of Lender to secure Borrower’s obligations, as modified herein, to the extent provided in and subject to all of the terms of the following Subordination Agreements, which Agreements remain in effect:

A)	Westland @ Chapman Heights: i) (1163) dated December 22, 2004 and recorded in the Official Records of San Bernardino County, California on January 14, 2005 as Instrument No. 2005-0033825; ii) (1174) dated April 1, 2005 and record in the Official Records of San Bernardino County, California on April 15, 2005 as Instrument No.2005-0264027; iii) (1179) dated June 29, 2005 and recorded in the Official Records of San Bernardino County, California on July 21, 2005 as Instrument No. 2005-0525091; iv) (1184) dated September 29, 2005 and recorded in the Official Records of San Bernardino County, California on October 14, 2005 as Instrument No. 2005-0769351.

JUNIOR LIENHOLDER	HEARTHSTONE MULTI-ASSET ENTITY A. L.P., a
California limited partnership

	By:	MSIII GP, LLC,
a California limited partnership
	Its:	General Partner

		By:	Hearthstone, Inc.,
a California corporation
		Its:	Manager

By:
			Name:	Tracy T. Carver
			Title:	Senior Vice President

22	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF JUNIOR LIENHOLDER

The undersigned is the holder of an obligation secured by a lien (the “Junior Lienholder”) against the same property, which secures, in a senior priority position, Borrower’s obligations to Lender under the Loan Agreement and the other Loan Instruments. The undersigned consents to and accepts the modifications set forth in the foregoing Eighth Memorandum and the Eighth Modification described therein, and agrees that, notwithstanding such modifications, the undersigned’s lien shall be and remain junior and subordinate to the lien of Lender to secure Borrower’s obligations, as modified herein, to the extent provided in and subject to all of the terms of the following Subordination Agreements, which Agreements remain in effect:

A)	Westland @ Chapman Heights: i) (1163) dated December 22, 2004 and recorded in the Official Records of San Bernardino County, California on January 14, 2005 as Instrument No. 2005-0033826; ii) (1174) dated April 1, 2005 and recorded in the Official Records of San Bernardino County, California on April 15, 2005 as Instrument No. 2005-0264028; iii) (1179) dated June 29, 2005 and recorded in the Official Records of San Bernardino County, California on July 15, 2005 as Instrument No. 2005-0525092; iv) (1184) dated September 29, 2005 and recorded in the Official Records of San Bernardino County, California on October 14, 2005 as Instrument No. 2005-0769350.

JUNIOR LIENHOLDER	CHAPMAN HEIGHTS, L.P.,
a Washington limited partnership

	By:	CSW DEVELOPMENT & CONSTRUCTION
COMPANY (fka Communities Southwest
Development & Construction Company),
a Washington corporation
	Its:	General Partner

By:
Its:

By:
Its:

23	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF JUNIOR LIENHOLDER

The undersigned is the holder of an obligation secured by a lien (the “Junior Lienholder”) against the same property, which secures, in a senior priority position, Borrower’s obligations to Lender under the Loan Agreement and the other Loan Instruments. The undersigned consents to and accepts the modifications set forth in the foregoing Eighth Memorandum and the Eighth Modification described therein, and agrees that, notwithstanding such modifications, the undersigned’s lien shall be and remain junior and subordinate to the lien of Lender to secure Borrower’s obligations, as modified herein, to the extent provided in and subject to all of the terms of the following Subordination Agreement, which Agreement remains in effect:

A)	Whitney Ranch: dated November 8, 2004 and recorded in the Official Records of Placer County, California on December 30, 2004 as Instrument No 2004-0175176.

JUNIOR LIENHOLDER:	SUNSET RANCHOS INVESTORS, LLC,
a Delaware limited liability company, dba
Whitney Ranch Associates

By:
Name:
	Its:	Authorized Representative

By:
Name:
	Its:	Authorized Representative

24	Agreement for Eighth Modification

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR EIGHTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF JUNIOR LIENHOLDER

The undersigned is the holder of an obligation secured by a lien (the “Junior Lienholder”) against the same property, which secures, in a senior priority position, Borrower’s obligations to Lender under the Loan Agreement and the other Loan Instruments. The undersigned consents to and accepts the modifications set forth in the foregoing Eighth Memorandum and the Eighth Modification described therein, and agrees that, notwithstanding such modifications, the undersigned’s lien shall be and remain junior and subordinate to the lien of Lender to secure Borrower’s obligations, as modified herein, to the extent provided in and subject to all of the terms of the following Subordination and Intercreditor Agreement, which Agreement remains in effect:

A)	Bayside: dated February 6, 2004 and recorded in the Official Records of Contra Costa County, California on March 19, 2004 as Series No 92736.

JUNIOR LIENHOLDER:	LEWIS-HERCULES, LLC,
a Delaware limited liability company

	By:	LEWIS OPERATING CORP.,
a California corporation
	Its:	Sole Manager

By:
Name:
Title:

By:
Name:
Title:

25	Agreement for Eighth Modification